                                                                    Exhibit 23.5


                                                      Consent


Paul Amadeo



I hereby consent to being named in the registration statement on Form SB-2 of Chipcards, Inc. as a nominee to serve as a director upon the completion of the initial public offering of Chipcards, Inc.



/s/ Paul Amadeo


San Diego, California
November 12, 2001